EXHIBIT 3.8

AMENDMENT NO. 43 TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF PRIME GROUP REALTY, L.P.

This AMENDMENT NO. 43 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this “Amendment”) is made as of June 30, 2005 by Prime Group Realty Trust, a Maryland real estate investment trust (“PGRT”), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the “Partnership”), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the “Limited Partnership Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to Article 11 of the Limited Partnership Agreement, the Managing General Partner may, among other things, consent (i) to the transfer of the Partnership Interest of a Limited Partner to a permitted transferee and (ii) to the admission of such permitted transferee as a Substituted Limited Partner;

WHEREAS, The Nardi Group, L.L.C. (“Nardi LLC”), which is wholly owned and controlled by Stephen J. Nardi, owns 1,815,187 Common Units of Limited Partner Interest (the “Nardi Units”) and has provided PGRT and the Partnership with written notice that it wishes to distribute the Nardi Units to Stephen J. Nardi, individually;

WHEREAS, Nardi LLC has presented PGRT with certificate(s) representing the Nardi Units and has requested that such certificates be cancelled and that a new certificate representing the Nardi Units be issued by the Partnership in Stephen J. Nardi’s name and delivered to Stephen J. Nardi;

WHEREAS, Stephen J. Nardi has executed and delivered to the Partnership an Acceptance of Agreement of Limited Partnership dated as of June 29, 2005, a copy of which is attached hereto as Exhibit 1;

WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect (i) the transfer of the Nardi Units to Stephen J. Nardi and (ii) the admission of Stephen J. Nardi to the Partnership as a Substituted Limited Partner;

WHEREAS, pursuant to Section 2.1(b) of the agreement and plan of merger, dated as of February 17, 2005 (the “Merger Agreement”), by and among Prime Office Company, LLC, Prime Office Merger Sub, LLC, Prime Office Merger Sub I, LLC, PGRT and the Partnership, each Common Share issued and outstanding and owned by Partnership immediately prior to the effective time of the mergers (together, the “Effective Time”) contemplated by the Merger

Agreement shall be cancelled automatically and shall cease to exist, without payment of any consideration being made in respect thereof;

WHEREAS, pursuant to Section 2.6(f) of the Merger Agreement, PGRT and the Partnership covenanted to take such actions as are necessary to cause the Operating Partnership to distribute the 2,000,000 Convertible Preferred Shares held by the Partnership to PGRT in exchange for the 2,000,000 Convertible Preferred Units in the Partnership held by PGRT;

WHEREAS, pursuant to Section 4.1 of the Partnership Agreement, Exhibit A to the Limited Partnership Agreement shall be adjusted from time to time by the Managing General Partner to the extent necessary to accurately reflect exchanges, Capital Contributions and the issuance of additional Units or similar events having an effect on a Partner’s number of Units; and

WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Admission of Stephen J. Nardi as a Substituted Limited Partner. The Managing General Partner hereby consents to the admission of Stephen J. Nardi, and Stephen J. Nardi is hereby admitted as a Substituted Limited Partner, effective as of the date hereof and prior to the Effective Time.

Section 2.         Exchange of Convertible Preferred Shares for Convertible Preferred Units; Cancellation of Convertible Preferred Units. Effective as of the date hereof and prior to the Effective Time, the Partnership has distributed the Convertible Preferred Shares to PGRT in exchange for the Convertible Preferred Units, and the Partnership hereby cancels the Convertible Preferred Units in accordance with the Limited Partnership Agreement.

Section 3.         Amendment of Exhibit A to the Limited Partnership Agreement. Effective as of the date hereof, Exhibit A to the Limited Partnership Agreement is hereby amended and restated pursuant to Section 11.3.C. of the Limited Partnership Agreement (i) to reflect the addition of Stephen J. Nardi’s name, address, and the 1,815,187 Common Units of Limited Partner Interest held by him, (ii) to eliminate Nardi LLC’s name, address and former interest in the Partnership, (iii) to reflect the cancellation of 33,085 Common Units owned by the Managing General Partner in order to reflect the cancellation of 33,085 Common Shares owned by the Partnership immediately prior to the Effective Time, and (iv) to reflect the cancellation of the Convertible Preferred Units, by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

Section 4.	Reference to and Effect on the Limited Partnership Agreement.

A.         The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

B.         The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

Section 5.         Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

[signature page follows]

AMENDMENT NO. 43 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

MANAGING GENERAL PARTNER:

PRIME GROUP REALTY TRUST, a

Maryland real estate investment trust

By: /s/ JEFFREY A. PATTERSON
Name: Jeffrey A. Patterson
Title: President and Chief Executive Officer
LIMITED PARTNERS: Each Limited Partner hereby executes this Amendment to the Limited Partnership Agreement.
By:	PRIME GROUP REALTY TRUST, a

Maryland real estate investment

trust, as attorney-in fact

By: /s/ JEFFREY A. PATTERSON
Name: Jeffrey A. Patterson
Title: President and Chief Executive Officer

EXHIBIT A

Partners, Number of Units and Capital Contributions

COMMON UNITS ISSUED AND OUTSTANDING:
Managing General Partner	Number of Common Units	Capital Contribution
Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, IL 60601 Attn: Jeffrey A. Patterson James F. Hoffman	23,648,286
Limited Partners
Stephen J. Nardi IBM Plaza 330 North Wabash Avenue Suite 2613 Chicago, IL 60611	1,815,187	$29,747,057
Narco Enterprises, LLC c/o Stephen J. Nardi IBM Plaza 330 North Wabash Avenue Suite 2613 Chicago, IL 60611	136,459	$1,798,607
Edward S. Hadesman Trust Dated May 22, 1992 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614	398,427	$7,968,540
Carolyn B. Hadesman Trust Dated May 21, 1992 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614	54,544	$1,090,880

Limited Partners	Number of Common Units	Capital Contribution
Lisa Hadesman 1991 Trust c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614	169,053	$3,381,060
Cynthia Hadesman 1991 Trust c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614	169,053	$3,381,060
Sky Harbor Associates c/o Howard I. Bernstein 6541 North Kilbourn Lincolnwood, IL 60646	62,149	$1,242,980
Jeffrey A. Patterson c/o Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, IL 60601	110,000	$2,200,000
Prime Group VI, L.P. c/o The Prime Group, Inc. 321 North Clark Street Suite 2500 Chicago, IL 60601 Attn: Michael W. Reschke Robert J. Rudnik	47,525	$950,500
Ray R. Grinvalds 2618 College Hill Circle Schaumburg, IL 60173	2,608	$52,160
Sandra F. Grinvalds 217 Deer Valley Drive Barrington, IL 60010	2,608	$52,160

Limited Partners	Number of Common Units	Capital Contribution
Warren H. John, as Trustee of the Warren H. John Trust 1030 North State Street #50E Chicago, IL 60610	37,259	$745,180
James M. Kane Connemara Farm 61 East Palatine Road South Barrington, IL 60010	35,857	$428,343
Gloria I. Kane Connemara Farm 61 East Palatine Road South Barrington, IL 60010	35,857	$428,343
PREFERRED UNITS ISSUED AND OUTSTANDING:
Managing General Partner	Number/Designation of Preferred Units	Capital Contribution
Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, IL 60601 Attn: Jeffrey A. Patterson James F. Hoffman	4,000,000 Series B Preferred Units